Exhibit 4.1

AMENDMENT NO. 1

to
RIGHTS AGREEMENT

         AMENDMENT NO. 1 dated as of October 25, 2002 (this “Amendment”) between AETNA INC., a Pennsylvania corporation formerly known as Aetna U.S. Healthcare Inc. (the “Company”), and EQUISERVE, N.A. (the “Rights Agent”).

         WHEREAS, the Company and the Rights Agent have previously entered into that certain Rights Agreement dated as of December 13, 2000 (the “Rights Agreement”); and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as hereinafter set forth and has duly approved this Amendment and authorized its execution and delivery.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.     All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given to them in the Rights Agreement, and each reference in the Rights Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or “hereby” and each other similar reference shall be deemed to refer to the Rights Agreement as amended hereby.

         2.     Section 1 of the Rights Agreement is hereby amended by amending and restating the definition of “Final Expiration Date” to read in its entirety as follows:

         “Final Expiration Date” means the Close of business on October 31, 2002.

         3.     Exhibit B to the Rights Agreement is hereby amended by amending and restating such Exhibit to read in its entirety as set forth in Attachment 1 hereto.

         4.     Exhibit C to the Rights Agreement is hereby amended by amending and restating such Exhibit to read in its entirety as set forth in Attachment 2 hereto.

         5.     This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

         6.     This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

1

         7.     Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.

AETNA INC.

By: /s/ William J. Casazza ____________________________
Name: William J. Casazza
Title: Vice President

EQUISERVE, N.A.

By: /s/ Collin Ekeoqu ____________________________
Name: Collin Ekeoqu
Title: Director

2

ATTACHMENT 1

EXHIBIT B

(Form of Right Certificate)

Certificate No. R- __________________Rights

NOT EXERCISABLE AFTER OCTOBER 31, 2002, OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.

Right Certificate

AETNA INC.

(formerly known as Aetna U.S. Healthcare Inc.)

         This certifies that ___________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of December 13, 2000, as amended (the “Rights Agreement”) between Aetna Inc. (formerly known as Aetna U.S. Healthcare Inc.), a Pennsylvania corporation (the “Company”), and EquiServe Trust Company, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Eastern time) on October 31, 2002 at the principal office of the Rights Agent or its successor as Rights Agent, one one-hundredth of a fully paid and nonassessable share of the Class A Voting Preferred Stock, par value $.01 per share (the “Preferred Shares”), of the Company, at a purchase price of $139 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of Preferred Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredth of a Preferred Share set forth above, are the number and Purchase Price as of December 13, 2000. No Right is exercisable at any time prior to the Distribution Date (as such term is defined in the Rights Agreement).

         As provided in the Rights Agreement, the Purchase Price and the number and kind of securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and the Rights are subject to amendment, redemption and certain other events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

         Pursuant to the Rights Agreement, from and after the later of the Distribution Date and the first occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), (i) any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person, or any transferee of any such Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of the Rights Agreement, (ii) no Right Certificate shall be issued pursuant to the Rights Agreement that represents Rights beneficially owned by any Acquiring Person or any Affiliate or Associate thereof, (iii) no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Affiliate or Associate thereof or to any nominee of such Acquiring Person or Affiliate or Associate thereof, and (iv) any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Affiliate or Associate thereof shall be canceled.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the holder to purchase a like aggregate number of Preferred Shares (or other securities, as the case may be) as the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby. Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts. In lieu of issuing fractional Preferred Shares, the Company may make a cash payment, as provided in the Rights Agreement, or take such other action permissible under applicable law as the Company’s Board of Directors deems appropriate.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any Purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise of the Right or Rights represented hereby, nor shall anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officer.

Dated as of ______________________

AETNA INC.

By: ______________________________

Title:

Countersigned:

EQUISERVE TRUST COMPANY, N.A. as Rights Agent

By:______________________________
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed if the registered holder

desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _________________________________________________________________________________

hereby sells, assigns and transfers unto _____________________________________________________________________

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________________, ________

____________________________________ Signature

Signature Guaranteed:

CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1)  the Rights evidenced by this Right Certificate _____ are _____ are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2)  after due inquiry and to the best knowledge of the undersigned, it _____ did _____ did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________________, ________	____________________________________

Signature

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if the registered holder desires to exercise Rights represented by the Right Certificate.)

To:      AETNA INC. (formerly known as Aetna U.S. Healthcare Inc.)

         The undersigned hereby irrevocably elects to exercise           Rights represented by this Right Certificate to purchase shares of Class A Voting Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated: ________________________, ________

____________________________________ Signature

Signature Guaranteed:

CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1)  the Rights evidenced by this Right Certificate       are       are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

         (2)  after due inquiry and to the best knowledge of the undersigned, it       did       did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________________, ________	____________________________________

Signature

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

ATTACHMENT 2

EXHIBIT C

AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED OR TRANSFERRED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

SUMMARY OF RIGHTS

AETNA INC.

(formerly known as Aetna U.S. Healthcare Inc.)

SHAREHOLDER RIGHTS PLAN

Summary of Terms

New Rights Plan	The Board of Directors has adopted a new Rights Agreement between the Company and EquiServe Trust Company, N.A.

Form of Security	The Board has declared a dividend of one preferred stock purchase right for each outstanding share of the Company’s Common Stock, payable to holders of record as of 5:01 P.M. (Eastern time) on December 13, 2000 (each a “Right” and collectively, the “Rights”)

Transfer	Prior to the Distribution Date[1], generally will be evidenced by the certificates for or ownership statement representing an interest in the Common Stock and will be transferred with the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights.

After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

Exercise	Prior to the Distribution Date, the Rights will not be exercisable.

After the Distribution Date, prior to the occurrence of an event described below under “Flip-In” and “Flip-Over”, each Right will be exercisable to purchase, for $139 (the “Purchase Price”), one one-hundredth of a share of Class A Voting Preferred Stock, $.01 par value per share, of the Company.

Flip-In	Subject to certain exceptions, if any person or group (an “Acquiring Person”) becomes the beneficial owner of 15% or more of the Company’s Common Stock, then each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Company’s Common Stock having a market value of twice the Purchase Price.

[1] Distribution Date generally means the earlier of:

         (1) the 10th day after public announcement that any person or group has become the beneficial owner of 15% or more of the Company’s Common Stock; and

         (2) the 10th business day after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming the beneficial owner of 15% or more of the Company’s Common Stock.

Flip-Over	If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Exchange	At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s Common Stock), the Board may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for shares of the Company’s Common Stock at an exchange ratio of one share of Common Stock per Right.

Redemption	The Board may redeem all of the Rights at a price of $0.01 per Right at any time prior to the time that any person becomes an Acquiring Person.

Periodic Review	A committee of independent directors will review the Rights Agreement at least once every three years and recommend to the Company’s Board whether the Plan should be amended or the Rights redeemed.

Expiration	The Rights will expire on October 31, 2002, unless earlier exchanged or redeemed.

Amendments	For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect.

At any time after the Rights are no longer redeemable, the Rights Agreement may not be amended in any respect that would adversely affect the Rights holders (other than any Acquiring Person and certain affiliated persons) or cause the Rights again to become redeemable.

Voting Rights	A holder of Rights only has no rights as a shareholder of the Company, including the right to vote and to receive dividends.

Antidilution Provisions	The Rights Agreement includes standard antidilution provisions designed to protect the efficacy of the Rights.

Taxes	While the dividend of the Rights will not be taxable to shareholders or to the Company, shareholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 10. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended from time to time, the complete terms of which are hereby incorporated by reference.